Exhibit 99.1

T2 Biosystems Announces 40 Million Dollar Equity Investment by Partner

Canon U.S.A.

Canon U.S.A. takes 19.9 percent stake in the company; Seymour Liebman joins board of directors

LEXINGTON, Mass., September 22, 2016 - T2 Biosystems, Inc. (NASDAQ: TTOO), a company developing innovative diagnostic products to improve patient health, today announced the purchase by Canon U.S.A., of approximately 40 million dollars of the company’s stock in a private placement. The shares were purchased at $6.56 the closing market price of Tuesday, September 20, 2016.  With this investment, Canon owns 19.9 percent of T2 Biosystems and Canon’s chief administrative officer and general counsel, Seymour Liebman has joined the company’s board of directors. This private placement closed on September 21, 2016.

“We are pleased to have the strong backing of our committed partner Canon — with whom we have been collaborating on Lyme disease product development since February of 2015,” said John McDonough, chief executive officer of T2 Biosystems. “Importantly, this financing puts us in a solid position to continue to grow the business, including launching the T2Bacteria™ Panel into the market in 2017 and beyond. We expect T2Bacteria Panel to be a critical catalyst for our overall sepsis commercial efforts, and we remain on track to submit our application for marketing clearance to the FDA by mid-2017.”

“Working closely with T2 Biosystems in the development of the Lyme disease diagnostic panel, we have come to appreciate the capabilities of their innovative diagnostic solutions,” said Joe Adachi, chairman and CEO, Canon U.S.A. “We are pleased to extend our relationship with T2 Biosystems and look forward to working together in the future.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration under the securities laws of any such jurisdiction.

These securities are being sold in a private placement that have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities Exchange Commission (SEC) or an applicable exemption from such registration requirements.

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the performance of the Company’s diagnostic products and the ability to bring such products to market. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. For more information on risk factors for T2 Biosystems, Inc.’s business, please refer to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 9, 2016, under the heading “Risk Factors,” and other filings the Company makes with the Securities and Exchange Commission from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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